                                     EXHIBIT 10.26

                                            Confidential Treatment Requested
                                     Under 17 C.F.R. Sections 200.80 (b)(4),
                                                          200.83 and 230.406

        *** Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.


                         DRUG TARGET AND DRUG LEAD DISCOVERY

                               COLLABORATION AGREEMENT

                                       BETWEEN

                                   GENE LOGIC INC.

                                         AND

                                  JAPAN TOBACCO INC.




                            DATED AS OF SEPTEMBER 9, 1997

                                  Table Of Contents

                                                                           Page

1.  Definitions...........................................................    1

    1.1       "Affiliate".................................................    1
    1.2       "Agreement Date"............................................    2
    1.3       "Agreement Term"............................................    2
    1.4       "Alliance Director".........................................    2
    1.5       "Biological Therapeutic Product"............................    2
    1.6       "cDNA"......................................................    2
    1.7       "cDNA Sequence Analysis"....................................    2
    1.8       "Control"...................................................    2
    1.9       "Diagnostic Product"........................................    2
    1.10      "Drug Approval Application".................................    2
    1.11      "Effective Date"............................................    2
    1.12      "FDA".......................................................    2
    1.13      "Field".....................................................    3
    1.14      "Further Development".......................................    3
    1.15      "GENE EXPRESS(".............................................    3
    1.16      "Gene Logic Assays".........................................    3
    1.17      "Gene Logic Software".......................................    3
    1.18      "Gene Logic Technology".....................................    3
    1.19      "Gene Products".............................................    3
    1.20      "Gene Target"...............................................    3
    1.21      "IND".......................................................    3
    1.22      "Indication(s)".............................................    4
    1.23      "Invention(s)"..............................................    4
    1.24      "NDA".......................................................    4
    1.25      "Net Sales".................................................    4
    1.26      "Patent Right(s)"...........................................    4
    1.27      "Product"...................................................    4
    1.28      "Program Term"..............................................    5
    1.29      "Protein Product"...........................................    5
    1.30      "Regulatory Approval".......................................    5
    1.31      "Research Databases"........................................    5
    1.32      "Research Management Committee" or "RMC"....................    5
    1.33      "Research Plan".............................................    5
    1.34      "Research Program"..........................................    5
    1.35      "Research Term".............................................    5
    1.36      "Samples"...................................................    5

                                          i.

                                  Table Of Contents
                                     (continued)
                                                                           Page

    1.37      "Scientific FTE"............................................    6
    1.38      "Therapeutic Product".......................................    6
    1.39      "Third Party"...............................................    6

2.  Research Programs.....................................................    6

    2.1       Undertaking and Scope.......................................    6
    2.2       Personnel and Resources. ...................................    7
    2.3       Information and Reports Concerning the Research Databases...    8
    2.4       Visiting JT Employees.......................................    8
    2.5       Acquisition of Samples......................................    8
    2.6       Term of the Research Program................................    9
    2.7       Selection of Gene Targets...................................    9

3.  Research Management Committee; Alliance Directors;
    Dispute Resolution....................................................   10

    3.1       Research Management Committee...............................   10
    3.2       RMC Meetings................................................   10
    3.3       Alliance Directors..........................................   10
    3.4       Dispute Resolution..........................................   11

4.  Patents, Know-How Rights And Inventions...............................   11

    4.1       Ownership of Inventions.....................................   11
    4.2       Ownership of Gene Logic Technology, Gene Logic Software,
              Gene Logic Assays and Research Databases....................   11
    4.3       Ownership of Improvements to Gene Logic Technology,
              Gene Logic Software and Gene Logic Assays...................   11
    4.4       Ownership of Products.......................................   12
    4.5       Patent Protection...........................................   12
    4.6       Infringement by Third Parties...............................   14
    4.7       Allegations of Infringement by Third Parties................   14
    4.8       Independent Efforts.........................................   14

5.  Grant of Rights.......................................................   15

    5.1       Research Databases, GENE EXPRESS( and Software..............   15
    5.2       Samples.....................................................   15
    5.3       Gene Targets................................................   15
    5.4       Diligence...................................................   15
    5.5       Diligence Reports...........................................   16


                                         ii.

                                  Table Of Contents
                                     (continued)
                                                                           Page


6.  Collaboration Expansion Options.......................................   17

    6.1       Expansion Options...........................................   17
    6.2       Equity Funding Commitment...................................   17

7.  Payments and Royalties................................................   17

    7.1       Research Reimbursement Payments to Gene Logic...............   17
    7.2       Research Support............................................   18
    7.3       Gene Target Fees............................................   19
    7.4       Royalties Payable by JT.....................................   19
    7.5       Currency of Payment.........................................   19
    7.6       Payment and Reporting.......................................   19
    7.7       Records and Audits..........................................   20

8.  Milestones for Therapeutic Products and Protein Products..............   20

    8.1       Milestones..................................................   20
    8.2       Milestone Payments..........................................   21
    8.3       Taxes.......................................................   21

9.  Confidentiality and Security..........................................   22

    9.1       Security of Research Databases and Gene Logic Software......   22
    9.2       Confidentiality.............................................   22
    9.3       Permitted Disclosures.......................................   23
    9.4       Publication.................................................   23

10. Representations And Warranties........................................   24

    10.1      Legal Authority.............................................   24
    10.2      Valid Rights and Licenses...................................   24
    10.3      No Conflicts................................................   24
    10.4      Disclaimer..................................................   24
11. Term; termination.....................................................   25
    11.1      Term........................................................   25
    11.2      Termination for Breach......................................   25
    11.3      Effect of Bankruptcy........................................   26
    11.4      Remedies....................................................   26

                                       iii.

                                  Table Of Contents
                                     (continued)
                                                                           Page


12. Arbitration...........................................................   26

    12.1      Arbitration.................................................   26
    12.2      Procedure...................................................   27

13. General Provisions....................................................   27

    13.1      Mutual Indemnification......................................   27
    13.2      Assignment..................................................   27
    13.3      Non-Waiver..................................................   28
    13.4      Governing Law...............................................   28
    13.5      Partial Invalidity..........................................   28
    13.6      Notice......................................................   28
    13.7      Headings....................................................   29
    13.8      Retained Rights.............................................   29
    13.9      No Implied Licenses or Warranties...........................   29
    13.10     Force Majeure...............................................   29
    13.11     Survival....................................................   29
    13.12     Entire Agreement............................................   29
    13.13     Amendments..................................................   30
    13.14     Independent Contractors.....................................   30
    13.15     Counterparts................................................   31





                                         iv.

                         DRUG TARGET AND DRUG LEAD DISCOVERY
                               COLLABORATION AGREEMENT

               This Drug Target and Drug Lead Discovery Collaboration Agreement ("Agreement") is made as of September 9, 1997, by and between Gene Logic Inc., a Delaware corporation ("Gene Logic"), located at 10150 Old Columbia Road, Columbia, Maryland 21046 and Japan Tobacco Inc., a Japanese corporation ("JT"), located at JT Building 2-1, Toranomon 2-chome, Minato-ku, Tokyo 105, Japan.

                                     Witnesseth:

               Whereas, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of gene targets and the discovery of pharmaceutical products;

               Whereas, JT is a company engaged in the development and commercialization of pharmaceutical products;

               Whereas, JT and Gene Logic wish to enter into a collaborative effort directed toward the development of Research Databases (as defined herein) to identify genes associated with Indication #1 (as such term is defined on Exhibit A attached hereto, including an option for the development and application of Gene Logic Assays (as defined herein) for the identification of human pharmaceutical products and options to expand the collaborative effort to include the development of Research Databases to identify genes associated with certain other indications (the "Collaboration"); and

               Whereas, through the Collaboration the parties intend to discover, develop and market human pharmaceutical products.

               Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Gene Logic and JT agree as follows:

1.            Definitions.

               The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

               1.1 "Affiliate" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question; provided, however, that the Government of Japan shall not be deemed to be an Affiliate of JT. As used in this definition of "Affiliate," the term "control" shall mean

                                          1.

direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

               1.2 "Agreement Date" shall mean the date of this Agreement first written above.

               1.3 "Agreement Term" shall mean the period from the Agreement Date until, with respect to each Product, the expiration of the last royalty obligation owed by JT to Gene Logic with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

               1.4  "Alliance Director" shall have the meaning set forth in
Section 3.3.

               1.5 "Biological Therapeutic Product" shall mean any gene therapy product or antisense product, in any dosage form or formulation by any route of administration, which is or comprises any full, partial or modified RNA or DNA sequence corresponding to or complementary to a Gene Target RNA or DNA sequence.

               1.6 "cDNA" shall mean a DNA copy of a mRNA, including, without limitation, all cDNA clones and cDNA templates derived from a given gene transcript and its corresponding coding sequence, including the full length sequence.

               1.7 "cDNA Sequence Analysis" shall mean all sequence information from all cDNA templates derived from the same gene within a given cDNA library.

               1.8 "Control" shall mean possession of the ability to grant the rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

               1.9 "Diagnostic Product" shall mean any product or service or combination thereof used for the diagnosis, prognosis and/or monitoring of progression of any disease or disorder in humans which is developed utilizing, or is comprised of, any Gene Target or which incorporates any Gene Target DNA or RNA sequence.

               1.10 "Drug Approval Application" shall mean an application for Regulatory Approval required before commercial sale or use of a Product.

               1.11 "Effective Date" shall mean, with respect to each Indication, the date on which the Research Management Committee approves the initial Research Plan for the applicable Research Program pursuant to Section 2.1(a).

               1.12 "FDA" shall mean the United States Food and Drug Administration.

                                          2.

               1.13 "Field" shall mean, with respect to each Indication, the research, discovery and characterization of genes associated with such Indication through the application of bioinformatics and genomic technologies to analyze Samples, and the use of such genes for the development of Products. As used herein, the term "genomic technologies" shall mean, without limitation, technologies for the analysis of gene expression and gene regulation, hybridization array techniques, high speed sequencing and generation of expressed sequence tags.

               1.14 "Further Development" shall have the meaning set forth in
Section 2.7.

               1.15 "GENE EXPRESS-TM-" shall mean Gene Logic's GENE EXPRESS-TM-Database of Normal Gene Expression Patterns.

               1.16 "Gene Logic Assays" shall mean assays for the screening of compounds to evaluate their effect or effects on the expression levels of one or more genes, which assays utilize Gene Logic's proprietary Flow-Thru Gene Chip technology. All current patent applications with respect to the Flow-Thru Gene Chip technology are listed on Schedule 1.16, such schedule to be updated by Gene Logic from time to time.

               1.17 "Gene Logic Software" shall mean Gene Logic's software programs for the analysis of gene expression and gene regulation and the identification and prioritization of gene targets that are Controlled by Gene Logic as of the Agreement Date or during the Research Term.

               1.18 "Gene Logic Technology" shall mean (i) all discoveries, inventions, information, data, know-how, trade secrets and materials (whether or not patentable) that are Controlled by Gene Logic as of the Agreement Date or during the Research Term, including without limitation, the Research Databases, GENE EXPRESS-TM- and Gene Logic's READS-TM- and MuST-TM-technologies, excluding the Gene Logic Software and any technology related to the Gene Logic Assays, and (ii) all Patent Rights of Gene Logic covering the foregoing. All current patent applications with respect to GENE EXPRESS-TM-and Gene Logic's READS-TM- and MuST-TM- technologies are listed on Schedule 1.18, such schedule to be updated by Gene Logic from time to time.

               1.19 "Gene Products" shall mean all partial cDNAs, DNAs, genes, full length cDNAs corresponding thereto and proteins encoded therefrom.

               1.20 "Gene Target" shall have the meaning set forth in Section
2.7.

               1.21 "IND" shall mean an Investigational New Drug Application to the FDA to commence human clinical testing of a Product, as defined by the FDA, or the equivalent application in any country or jurisdiction other than the United States.

                                           3.

               1.22 "Indication(s)" shall mean Indication #1, Indication #2 and/or Indication #3, as appropriate.

               1.23 "Invention(s)" shall have the meaning set forth in
Section 4.1.

               1.24 "NDA" shall mean a New Drug Application or Product License Application (or Biologics License Application), as appropriate, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Products which are necessary for or included in FDA approval to market a Product, or the equivalent application in any country or jurisdiction other than United States.

               1.25 "Net Sales" shall mean the gross invoices delivered by JT or its Affiliates or sublicensees, as appropriate, for the sale of a Product, less the following deductions:

                   (1) Prompt payment or other trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

                   (2) Amounts repaid or credited by reason of timely rejections or returns;

                   (3) Taxes on the sale of a Product (other than franchise or income taxes on the income of the seller) actually paid or withheld;

                   (4) Allowances for bad debt to the extent such amounts were previously invoiced and included in Net Sales for royalty purposes and were subsequently actually written off by such party (JT or its Affiliate or sublicensee); and

                   (5) Transportation and delivery charges, including insurance premiums, actually incurred.

               Notwithstanding the foregoing, amounts received by such party (JT or its Affiliate or sublicensee) or such party's Affiliates for the sale of Products among such party and its Affiliates whether for their internal use or for resale or other disposition will not be included in the computation of Net Sales hereunder.

               1.26 "Patent Right(s)" shall mean, with respect to Gene Logic or JT, all United States and foreign patents relevant to the purpose of this Agreement (including all reissues, extensions, confirmations, registrations, re-examinations, and inventor's certificates) and patent applications (including, without limitation, all substitutions, continuations, continuations-in-part and divisionals thereof) owned or Controlled by Gene Logic or JT at any time during the Agreement Term.

               1.27 "Product" shall mean a Therapeutic Product or Protein Product, as applicable.

                                          4.

               1.28 "Program Term" shall mean, with respect to each Indication, the period commencing on the Effective Date for such Indication and ending upon the end of the Research Term, subject to extension or earlier termination as set forth herein.

               1.29 "Protein Product" shall mean any product for the prevention or treatment of any disease or disorder in humans, in any dosage form or formulation for delivery by any route of administration, which is or comprises a protein or peptide encoded by the full, partial or mutated RNA or DNA sequence corresponding to a Gene Target RNA or DNA sequence, but excluding any therapeutic antibody.

               1.30 "Regulatory Approval" shall mean (i) all necessary approvals of an NDA or comparable applicable filing by the FDA permitting commercial sale of a Product or (ii) all necessary comparable approvals permitting commercial sale of a Product granted by applicable authorities in any country or jurisdiction other than the United States.

               1.31 "Research Databases" shall mean, with respect to and related to each Indication, the databases created by Gene Logic using the Gene Logic Technology pursuant to the Research Plan for such Indication. The Research Databases for an Indication shall contain data derived from experiments conducted with respect to the Gene Products identified by Gene Logic pursuant to the Research Program for such Indication. To the extent possible, the Research Databases for an Indication shall be created in a manner to ensure that data derived from Samples obtained by Gene Logic can be separated from data derived from Samples supplied by JT.

               1.32 "Research Management Committee" or "RMC" shall have, with respect to each Indication, the meaning set forth in Section 3.1.

               1.33 "Research Plan" shall have, with respect to each Indication, the meaning set forth in Section 2.1.

               1.34 "Research Program" shall mean, with respect to each Indication, that program of research performed by the parties in the Field for such Indication pursuant to Section 2.

               1.35 "Research Term" shall mean the period commencing on the Agreement Date and ending upon the fifth anniversary of the Agreement Date, subject to extension or earlier termination as set forth herein.

               1.36 "Samples" shall mean human or animal tissue samples or cell lines (i) obtained by Gene Logic pursuant to Section 2.5 or (ii) supplied by JT to Gene Logic for analyses pursuant to the Research Plan, if applicable.

                                          5.

               1.37 "Scientific FTE" shall mean the equivalent of a full-time researcher's or program manager's work time over a 12 month period (including normal vacations, sick days and holidays).

               1.38 "Therapeutic Product" shall mean any product for the prevention or treatment of any disease or disorder in humans, in any dosage form or formulation by any route of administration, which product is or comprises a molecule, compound or other agent or any therapeutic antibody, regardless of its function or utility, which is discovered or whose utility is discovered utilizing, in whole or in part, a Gene Target, whether or not in the course of a Research Program, or, if applicable, which is discovered or whose utility is discovered through the use of any Gene Logic Assay, excluding any Biological Therapeutic Product, Diagnostic Product or Protein Product.

               1.39 "Third Party" shall mean any party other than JT or Gene Logic or an Affiliate of either of them.

2.             Research Programs.

               With respect to the Research Program for Indication #1 and, if the applicable option under Section 6 is exercised by JT, the Research Programs for Indication #2 and Indication #3, the following provisions shall apply:

               2.1  Undertaking and Scope.

                    (a) Prior to the earlier of (i) the initial meeting of the Research Management Committee and (ii) in the case of Indication #1, 30 days from the Agreement Date, or in the case of the other Indications, 30 days from the date that the applicable option under Section 6 is exercised by JT, the parties shall work together to agree upon a plan for the creation and use of the Research Databases by the parties for the first year of the Research Program. Such plan shall set forth the schedule of specific activities to be undertaken during the applicable period of the Program Term, the resources to be employed, including the allocation of Scientific FTEs and each scientist's role, the intended acquisition of Samples during such period (and the timing thereof) and the budget for such period. The Research Management Committee will review and, in its discretion, approve or modify the general direction of such plan. Such plan, as approved by the RMC for any year of the Research Program, is referred to herein as the "Research Plan." A timeline of the research to be performed under the Research Plan for Indication #1 and the related staff allocation plan is attached to this Agreement as Schedule 2.1 for reference purposes. At least 90 days before each anniversary of the Effective Date during the Program Term, the parties shall propose to the RMC a Research Plan to govern the further development of the Research Databases during the following year of the Research Program, and the RMC shall review, modify if appropriate, and

                                          6.

approve such Research Plan by such anniversary. At any time, the RMC may modify or amend any such Research Plan as appropriate or necessary to reflect the parties' experiences in performing the Research Program. Each party agrees to use all reasonable efforts to perform the activities detailed in the Research Plan in a professional and timely manner.

                    (b) Gene Logic shall use commercially reasonable and diligent efforts to develop its Flow-Thru Gene Chip technology to permit the development of Gene Logic Assays. At any time after notification by Gene Logic to JT that Gene Logic's Flow-Thru Gene Chip technology is suitable for the development of Gene Logic Assays, JT may request that Gene Logic develop one or more Gene Logic Assays and run such Gene Logic Assays with respect to one or more Gene Products within the Research Databases for JT for the purpose of discovery or discovering the utility of Products in the Field.
Gene Logic shall advise JT of the anticipated schedule and budget to develop such Gene Logic Assay and, following approval of such schedule and budget by JT in writing, shall commence the development of such Gene Logic Assay; provided, however, that it is understood that Gene Logic shall use commercially reasonable and diligent efforts to comply with any such request consistent with Gene Logic's internal development of the technology necessary to implement such requests. To the extent that JT makes any request pursuant to this Section 2.1(b), JT shall (i) pay Gene Logic a chip design fee of [***]
 for each Gene Logic Assay to be developed by Gene Logic in response to such request ([***]) and (ii) reimburse Gene Logic for all actual costs incurred by Gene Logic in developing and running each Gene Logic Assay in response to such request, such costs not to include any of Gene Logic's costs incurred in developing the core Flow-Thru Gene Chip technology to the point that the development of Gene Logic Assays is possible.

                    (c) At any time during a Research Program, JT may request Gene Logic (i) to conduct its assays (other than Gene Logic Assays) with respect to one or more Gene Products within the Research Databases; or
(ii) to conduct its assays (including Gene Logic Assays) with respect to genes selected by JT from sources other than the Research Databases. Upon a request to conduct an assay under this Section 2.1(c), both parties shall negotiate in good faith regarding the terms and conditions under which Gene Logic shall implement such request; provided, however, that neither party shall assume any additional obligation with respect to such request unless and until a separate agreement for such assay has been executed by both parties in writing.

               2.2 Personnel and Resources. Each party agrees to commit the personnel, consultants, facilities, expertise, technology and other resources necessary to perform its obligations under the Research Plan; provided, however, that neither party warrants that the Research Program shall achieve any of the research objectives contemplated by them. During the Research Program, JT and Gene Logic will each maintain the number of

                                          7.

                          CONFIDENTIAL TREATMENT REQUESTED

Scientific FTEs, which in the case of Gene Logic shall not be fewer than [***] Scientific FTEs, devoted to cooperative work as are required under the Research Plan. The scientific priorities and direction of the work of such Scientific FTEs will be determined by the Research Management Committee. JT will provide funding to support Gene Logic's performance of its obligations under the Research Plan as set forth in Section 7.

               2.3 Information and Reports Concerning the Research Databases. All information, technology or inventions specific to the Field made by either party in the course of the Research Program will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practicable after such information is obtained or its significance is appreciated. The parties will exchange at least quarterly written reports presenting a meaningful summary of their activities performed under this Agreement and will otherwise exchange information concerning the Research Program as frequently as is necessary.

               2.4 Visiting JT Employees. Pursuant to the Research Plan, JT may request that up to two of JT's scientific employees become employees of Gene Logic or will otherwise work at Gene Logic during the Program Term; provided that such employees will not have an employment start date earlier than January 1, 1998. The nature and scope of the work to be accomplished by such employees at Gene Logic shall be determined by the RMC, and such employees shall be subject to periodic performance evaluations by the RMC. All costs incurred by Gene Logic in connection with the employment of such employees, which costs will include salary (including payroll tax withholdings), fringe benefits (including medical, dental, life, disability, workers' compensation or other insurance coverage provided to Gene Logic employees), federal, state and local employment-related taxes (including FICA, Medicare and unemployment insurance) and any other costs incident to such employees' employment by Gene Logic, shall be reimbursed by JT semi-annually within 30 days following receipt by JT of the documentation of such costs reasonably satisfactory to JT (which reimbursement shall be in addition to any payments to Gene Logic under Section 7.2). Such employees will enter into Gene Logic's standard agreements regarding proprietary information and inventions and will be deemed to be Gene Logic employees for all purposes of this Agreement.

               2.5 Acquisition of Samples. Gene Logic shall seek to establish collaborations to obtain Samples from Third Parties for analysis pursuant to the Research Plan. JT shall reimburse Gene Logic for any direct payments (as documented to the reasonable satisfaction of JT) made by Gene Logic to Third Parties in connection with the acquisition of such Samples. Gene Logic shall acquire all Samples for purposes of the Research Program during the Program Term only in accordance with its standard policies and procedures exercising its typical standard of care, which may be reviewed and reasonably modified by the RMC, if necessary and appropriate, and shall not acquire any Samples for purposes of the Research Program during the Program Term without the prior approval of

                                          8.

                          CONFIDENTIAL TREATMENT REQUESTED

JT. Any Samples obtained by Gene Logic pursuant to this Section 2.5 shall be owned by Gene Logic.

               2.6 Term of the Research Program. Work under the Research Program will commence as of the Effective Date and, unless terminated earlier by either party pursuant to the terms of this Agreement or extended by JT for [***] with at least 90 days' prior written notice (which JT may do without Gene Logic's approval no more than twice with respect to each Research Program), will terminate upon expiration of the Research Term. Upon the first anniversary of the Effective Date or at any time thereafter, the Research Program may be terminated by JT by providing six months' prior written notice to Gene Logic; provided, however, that if JT has exercised its option to commence anytime prior to the date of termination another Research Program in addition to the Research Program to be terminated, JT shall be entitled to provide only 30 days' prior notice to Gene Logic of such termination. Upon early termination by JT of a Research Program pursuant to the preceding sentence, any rights granted to Gene Logic pursuant to Section
5.2 shall remain in full force and effect.

               2.7 Selection of Gene Targets. Under the Research Program, the parties will use commercially reasonable and diligent efforts consistent with their respective obligations under the Research Plan to identify Gene Products from Samples as potential targets within the Field. JT shall select certain of such Gene Products as targets for further development of human pharmaceutical products using information obtained from the Research Databases created by Gene Logic pursuant to the Research Plan and the application of the Gene Logic Software and other information available to JT, including, without limitation, through public DNA sequence databases and scientific publications. Any Gene Product identified in a Research Database which JT uses in Further Development (as defined below) shall be a "Gene Target." Based upon JT's standard, internal research and development criteria, JT will, in its sole discretion, decide whether to commence Further Development with regard to a particular Gene Product. JT shall notify Gene Logic in writing and make the payment described in Section 7.3 prior to using any Gene Target in Further Development. For purposes of this Agreement, "Further Development" of a Gene Target as (i) a Therapeutic Product will be the [***]; or (ii) a Protein Product will include the [***].

                                          9.

                          CONFIDENTIAL TREATMENT REQUESTED

3.             Research Management Committee; Alliance Directors; Dispute
Resolution.

               With respect to the Research Program for Indication #1 and, if the applicable option under Section 6 is exercised by JT, the Research Programs for Indication #2 and Indication #3, the following provisions shall apply:

               3.1 Research Management Committee. JT and Gene Logic will each appoint four representatives to a research management committee (the "Research Management Committee" or "RMC"). Attached as Schedule 3.1 is a list of representatives the parties intend to appoint to the RMC for Indication #1; in the case of the other Indications, JT and Gene Logic will each appoint their respective representatives to the RMC promptly after the date that the applicable option under Section 6 is exercised by JT but in any event within 10 days. One of the representatives will be identified as chairman of the RMC for the initial period ending 12 months following the Effective Date; the initial chairman of the RMC for Indication #1 is identified on Schedule 3.1. Thereafter, chairmanship will rotate between a JT member and a Gene Logic member every 12 months. The RMC will review, direct and supervise all operational and scientific aspects related to the creation of the Research Databases. The duties of the Research Management Committee shall include approving the Research Plan, agreeing to resource allocations (including the allocation of Scientific FTEs), monitoring the parties' progress under the Research Plan, evaluating the means through which JT has access to the Research Databases and discussing any other matter related to the Research Program. The Research Management Committee will meet quarterly, or more frequently if mutually agreed, and will alternate sites of meetings between Columbia, Maryland and Yokohama, Japan. Each party recognizes the importance of the Research Management Committee in the success of the Research Program and the overall Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Research Management Committee at any time upon giving written notice to the other party. Any disputes or disagreements within the RMC shall be resolved pursuant to Section 3.4.

               3.2 RMC Meetings. The Research Management Committee may meet by telephone or video conference or in person at such times as are agreeable to the members of such committee. Attendance at meetings shall be at the respective expense of the participating parties. The chairman of the RMC shall assure that agendas and minutes are prepared for each of its meetings. All actions taken and decisions made by the RMC shall be by unanimous agreement. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

               3.3 Alliance Directors. Each party shall designate one of its employees as an alliance director ("Alliance Director") for all of the activities contemplated under the

                                         10.

Research Program. Such Alliance Directors will be responsible for the day-to-day coordination of the performance of the Research Program and will serve to facilitate communication between the parties with respect thereto. Such Alliance Directors shall be experienced in managing research projects relevant to the Research Program.

               3.4 Dispute Resolution. Disputes or disagreements between the parties arising hereunder will be referred to the Research Management Committee. If the RMC is unable to resolve, after 30 days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to the Chief Executive Officer of Gene Logic and the Executive Vice President, Central Pharmaceutical Research Institute of JT for good faith resolution, for a period of 90 days. If such dispute is not resolved by the end of such 90-day period, then such issue shall be submitted for resolution through arbitration within 30 days after either party requests arbitration, according to the terms set forth in Section 12.

4.             Patents, Know-How Rights And Inventions.

               4.1 Ownership of Inventions. Except as otherwise set forth herein, ownership of any inventions (whether or not patentable) that are conceived, generated or reduced to practice during the course of a Research Program ("Inventions") shall be determined in accordance with United States laws of inventorship.

               4.2 Ownership of Gene Logic Technology, Gene Logic Software, Gene Logic Assays and Research Databases. Notwithstanding the foregoing, subject to the grant of rights to JT under Section 5, Gene Logic shall own all rights to the Gene Logic Technology, Gene Logic Software, Gene Logic Assays and the Research Databases, including, but not limited to, all data and progeny derived from the Samples, all cDNA sequences, partial cDNAs, and their corresponding full length cDNAs, cDNA Sequence Analyses, Gene Targets, proteins and applications thereof and information relating thereto. The filing, prosecution and maintenance of patent(s), copyrights and other proprietary rights directed at the protection of these rights shall be the responsibility of, and at the discretion of, Gene Logic.

               4.3  Ownership of Improvements to Gene Logic Technology, Gene
Logic Software and Gene Logic Assays.   Gene Logic Technology, Gene Logic
Software and Gene Logic Assays shall also include any enhancements or improvements to Gene Logic Technology, Gene Logic Software and Gene Logic Assays discovered by either party during the course of the Collaboration, including, without limitation, any discoveries and Inventions related to the function of Gene Targets included in a Research Database. JT hereby irrevocably assigns to Gene Logic all right, title and interest in and to enhancements or improvements to such Gene Logic Technology, Gene Logic Software and Gene Logic Assays discovered by JT. If JT has any rights that cannot be assigned to Gene Logic, JT waives the enforcement of such rights, and if JT has any rights that cannot

                                         11.

be assigned or waived, JT hereby grants to Gene Logic an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. JT agrees to cooperate with Gene Logic, both during and after the term of this Agreement, in the procurement and maintenance of Gene Logic's rights to such intellectual property and to execute, when requested, any other documents deemed necessary by Gene Logic to carry out the purpose of this Section.

               4.4  Ownership of Products.

                    (a) By JT. Gene Logic hereby irrevocably assigns to JT all of its right, title and interest in and to any Patent Rights covering a Product discovered pursuant to the Collaboration. The filing, prosecution and maintenance of such Patent Rights shall be the responsibility of, and at the discretion of, JT. Gene Logic agrees to cooperate with JT, both during and after the term of this Agreement, in the procurement and maintenance of such Patent Rights and to execute, when requested, any other documents deemed necessary by JT to carry out the purpose of this Section 4.4(a); provided, that JT shall reimburse Gene Logic for out-of-pocket expenses incurred by Gene Logic in connection with such cooperation.

                    (b) By Gene Logic. JT hereby irrevocably assigns to Gene Logic all of its right, title and interest in and to any Patent Rights covering a Biological Therapeutic Product or Diagnostic Product discovered pursuant to the Collaboration; provided, however, that in the event such Patent Rights also cover a Product, then in lieu of such assignment, JT shall grant to Gene Logic an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such Patent Rights for use as a Biological Therapeutic Product or Diagnostic Product. The filing, prosecution and maintenance of such assigned Patent Rights shall be the responsibility of, and at the discretion of, Gene Logic, and the filing, prosecution and maintenance of such licensed Patent Rights shall be the responsibility of, and at the discretion of, JT. JT and Gene Logic shall cooperate, both during and after the term of this Agreement, in the procurement and maintenance of such Patent Rights and to execute, when requested, any other documents deemed necessary by the party owning such Patent Rights to carry out the purpose of this Section 4.4(b); provided, that the party owning such Patent Rights shall reimburse the other party for its out-of-pocket expenses incurred in connection with such cooperation.

               4.5  Patent Protection.

                    (a) Solely Owned Inventions. Any party that solely owns any patentable Invention shall have the right, at its option and expense, to prepare, file and prosecute any patent applications or other appropriate filings with respect to such Invention and to maintain any patents issued thereon, copyrights or other similar rights.

                                         12.

                    (b) Jointly Owned Inventions. Subject to Section 4.5(e), the parties shall decide which party shall be responsible for preparing, filing and prosecuting any patent applications or other appropriate filings with respect to any Invention that is owned jointly by the parties (a "Joint Invention") and maintaining any patents, copyrights or other similar rights issued thereon, using patent counsel reasonably acceptable to the other party. The parties shall share the out-of-pocket expenses for such preparation, filing and prosecution.

                    (c) Cooperation. Each party agrees to cooperate with the party responsible for the preparation and prosecution of all patent applications or other appropriate filings on Inventions specific to the Field and Joint Inventions pursuant to this Section 4.5 (the "Responsible Party") and in the maintenance of any patents, copyrights or other similar rights issued thereon. Such cooperation will include the execution of all documents necessary or desirable for the Responsible Party to fulfill its obligations hereunder.

                    (d) Communication Regarding Patent Protection. The Responsible Party will prepare, prosecute and maintain (and shall keep the other party currently informed of all steps to be taken in such preparation, prosecution and maintenance of) all Patent Rights, copyrights or other similar rights, which claim an Invention or Joint Invention with respect to which it is responsible and shall furnish the other party with copies of documentation of such Patent Rights, copyrights or other similar rights which claim an Invention specific to the Field or Joint Invention and other related correspondence relating thereto with respect to which it is responsible to and from governmental patent agencies or other authorities and permit the other party to offer its comments thereon before the Responsible Party makes a submission to a governmental patent agency or other authority which could materially affect the scope or validity of the coverage of any patent, copyright or other similar rights that may result. The other party shall offer its comments promptly.

                    (e) Back-Up Rights. If the Responsible Party with respect to any Joint Invention decides to abandon or not to pursue prosecution of any Patent Rights, copyrights or other similar rights which claim a Joint Invention, it shall permit the other party, at its option and expense, to undertake such obligations. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever assignments and other documents that may be needed in connection therewith. If a party undertakes the obligations of a "Responsible Party" under this Section 4 with respect to any such Patent Right, copyright or other similar right which claims a Joint Invention under this Section 4.5(e), it shall prosecute and maintain the same vigorously at its own expense, and shall not abandon or compromise such rights or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting party's conduct, at such other party's own expense.

                                         13.

                    (f) Reimbursement for Gene Target Patent Expenses. In the event that JT selects a Gene Target for Further Development and Gene
Logic has incurred patent expenses in connection with such Gene Target, JT shall reimburse Gene Logic for [***] of the out-of-pocket expenses incurred by Gene Logic after the Gene Target is selected for Further Development within 30 days of receipt of an invoice therefor.

               4.6 Infringement by Third Parties. In the event Gene Logic or JT becomes aware of any actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right of either party which claims an Invention or Joint Invention, that party shall promptly notify the other party, and the parties shall (i) promptly discuss how to proceed in connection with such actual or threatened infringement and (ii) use their best efforts in cooperating with each other to terminate such infringement without litigation. If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section 4.6, it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting party's conduct at such other party's own expense.

               4.7  Allegations of Infringement by Third Parties.

                    (a) The parties acknowledge that, in order to exploit the rights contained herein, JT may require licenses under Third Party patent rights that may be infringed by the use by JT of the rights granted herein and it is hereby agreed that it shall be JT's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses.

                    (b) JT shall be solely responsible for any threatened or actual claims for Third Party patent infringement or other Third Party intellectual property right arising out of the manufacture, use, sale or importation of a Product sold by JT, its Affiliates or sublicensees. Upon receiving notice of such actual or threatened claims, JT shall promptly meet with Gene Logic to discuss the course of action to be taken to resolve or defend any such infringement litigation.

               4.8 Independent Efforts. A party shall not, during the Research Term, conduct, have conducted or fund any research, discovery or development activities primarily directed toward the development of a database of gene expression, gene regulation or gene targets within any Field utilizing high through-put analysis of gene expression except pursuant to this Agreement without the prior written consent of the other party; provided, however, that the foregoing shall not preclude JT from (a) performing its obligations under those certain agreements described on
Schedule 4.8 or (b) commencing such independent efforts with respect to a Field, the Research Program for which has been terminated by JT pursuant to
Section 2.6.

                                         14.

                          CONFIDENTIAL TREATMENT REQUESTED

5.             Grant of Rights.

               With respect to the Research Program for Indication #1 and, if the applicable option under Section 6 is exercised by JT, the Research Programs for Indication #2 and Indication #3, the following provisions shall apply:

               5.1 Research Databases, GENE EXPRESS-TM- and Software. Gene Logic hereby grants to JT an exclusive, worldwide right to use the Research Databases, together with a nonexclusive, worldwide right to use GENE EXPRESS-TM- and a nonexclusive, worldwide right to use and perform the Gene Logic Software, in each case solely for research purposes in the Field to identify Gene Targets during the Program Term and for an additional 90 days thereafter (such 90-day period shall be referred to as the "Research Database Access Term"). JT will have no right to assign such rights to Third Parties and shall not provide the Research Databases, the Gene Logic Software or any Gene Logic Technology with respect thereto, to any Third Party (other than consultants to whom disclosure is permitted under Section 9.3) without prior written consent of Gene Logic. JT may elect to extend the term of the foregoing exclusive right to the Research Databases and the foregoing nonexclusive rights to GENE EXPRESS-TM- and the Gene Logic Software (the "Research Database Extension Option") for an additional [***] period following the end of the Research Database Access Term (the "Extended Term") by providing written notice of such election to Gene Logic at least 90 days prior to the date upon which such rights would otherwise expire and by paying an extension fee to Gene Logic equal to [***] at the time such notice is provided.

               5.2 Samples. In the event that JT provides Samples to Gene Logic, JT grants to Gene Logic the right to use and analyze the Samples provided by JT and the data and progeny derived therefrom on a nonexclusive, perpetual, fully-paid, worldwide basis.

               5.3 Gene Targets. Subject to the terms and conditions of this Agreement, Gene Logic hereby grants and agrees to grant to JT the right to use within the Field each Gene Target for which JT has paid the fee described in Section 7.3 on an exclusive, worldwide basis to develop, make, have made, use, import, offer for sale, and sell Products for any purpose.

               5.4  Diligence.

                    (a) Gene Logic shall use commercially reasonable and diligent efforts, consistent with the Research Program, to perform analysis of the Samples utilizing the Gene Logic Technology. For purposes of this Agreement, "commercially reasonable and diligent efforts" will mean, unless the parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other research

                                         15.

                          CONFIDENTIAL TREATMENT REQUESTED
efforts and to products of similar scientific and commercial potential within such party's relevant research programs and product lines.

                    (b) JT shall use commercially reasonable and diligent efforts to conduct active, ongoing research activities utilizing the Research Databases.

                    (c) Without limiting the foregoing, JT (or its Affiliates or sublicensees) shall use commercially reasonable and diligent efforts to evaluate Gene Targets, to pursue lead compounds identified through the use of the Gene Logic Assays and to develop and commercialize Products. JT (or its Affiliates or sublicensees) shall be deemed to have used commercially reasonable and diligent efforts with regard to a particular Gene Target if it is actively engaged in at least one of the following activities:
 (i) [***]; (ii) [***]; or (iii) [***]. JT (or its Affiliates or sublicensees) shall be deemed to have used commercially reasonable and diligent efforts with regard to lead compound(s) identified through the use of a Gene Logic Assay if it is [***]. Gene Logic may provide [***] written notice to JT if in its opinion, JT (or its Affiliates or sublicensees) is not using commercially reasonable and diligent efforts with regard to a Gene Target, lead compound or Product, whereupon the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within [***] after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution through arbitration, according to the terms set forth in Section 12.

                    (d) In addition, in the event that JT elects not to pursue exploitation of any Gene Target or development or commercialization of any Product subject to this Agreement for any reason, JT shall promptly notify Gene Logic thereof, and, upon such notice, (i) the exclusive right granted pursuant to Section 5.3 with respect to such Gene Target on a worldwide basis will be terminated, and (ii) JT shall automatically grant to Gene Logic an exclusive, perpetual, fully-paid worldwide license under its applicable Patent Rights, Inventions and other intellectual property to any and all rights it may have in such Gene Target or such Product in the Field. In the event JT automatically grants the license described in this Section 5.4(d), the parties shall negotiate a commercially reasonable royalty rate to be paid by Gene Logic based upon the value of JT's Patent Rights covering such Gene Target or such Product.

               5.5 Diligence Reports. JT hereby agrees to keep Gene Logic informed on a reasonable basis of its efforts to select Gene Targets and to develop Products, and to provide written reports to Gene Logic on a semi-annual basis (the "Diligence Reports").

                                         16.

                          CONFIDENTIAL TREATMENT REQUESTED

The Diligence Reports shall provide, as applicable, the following information: (i) a listing of the Gene Products which JT has identified as prospects for Further Development, (ii) JT's progress toward selection of particular Gene Products for Further Development, (iii) JT's plans for Further Development with regard to selected Gene Targets, (iv) JT's progress in screening, pre-clinical or clinical development for Gene Targets, and (v) JT's progress in lead optimization and pre-clinical or clinical development of lead compounds identified through the use of Gene Logic Assays, if applicable.

6.             Collaboration Expansion Options.

               6.1 Expansion Options. For the first two years following the Agreement Date, JT shall have options to expand the Collaboration to include the areas of Indication #2 (as such term is defined on Exhibit A attached hereto) (the "Indication #2 Option") and Indication #3 (as such term is defined on Exhibit A attached hereto) (the "Indication #3 Option") upon the terms and conditions contained in this Agreement. If the Research Program with respect to Indication #1 is terminated by JT pursuant to Section 2.6 prior to the exercise or expiration of either Indication #2 Option or Indication #3 Option, JT shall inform Gene Logic in writing prior to the expiration of the applicable six-month notice period of whether or not JT will be exercising either or both of such options prior to its expiration and if so, when it will exercise such option. In the event that JT does not exercise the Indication #2 Option or the Indication #3 Option prior to the expiration of the two-year period following the Agreement Date or their earlier termination as provided in this Section 6.1, then Gene Logic shall thereafter be free to grant rights to a Third Party in the areas of Indication #2 or Indication #3, as applicable.

               6.2 Equity Funding Commitment. In consideration for the Indication #2 Option and the Indication #3 Option, Gene Logic shall have the right to require JT to purchase $3,000,000 of Gene Logic's Common Stock in a private placement to close concurrently with Gene Logic's initial public offering of Common Stock at the price per share in the initial public offering provided that such initial public offering shall have closed within [***] from the Agreement Date.

7.             Payments and Royalties.

               With respect to the Research Program for Indication #1 and, if the applicable option under Section 6 is exercised by JT, the Research Programs for Indication #2 and Indication #3, the following provisions shall apply:

               7.1 Research Reimbursement Payments to Gene Logic. The following payments will be made to Gene Logic to defray research costs associated with creating the Research Databases and analyzing Samples pursuant to the Research Plan:

                                         17.

                          CONFIDENTIAL TREATMENT REQUESTED

                    (a) JT shall pay Gene Logic [***] within 15 days of the Effective Date for the first year of the Program Term.

                    (b) JT shall pay Gene Logic [***] in advance for each subsequent year of the Program Term payable on each anniversary of the Effective Date. Gene Logic shall issue signed invoices in advance for each payment due hereunder.

               7.2  Research Support.

                    (a) During the Program Term, JT shall provide Gene Logic with financial support for the Research Program for Gene Logic's Scientific FTEs (as documented to the reasonable satisfaction of JT) at a rate of [***] per Scientific FTE. The FTE payment rate payable pursuant to this
Section 7.2(a) shall be adjusted annually in proportion to the percentage increase or decrease in the U.S. Consumer Price Index, unless otherwise agreed upon by the parties in writing. The number of Scientific FTEs for each year of the Program Term will be set forth in the applicable Research Plan; provided that such number shall be not less than [***] Scientific FTEs in any one year period.

                    (b) Research funding payments shall be made in advance in four quarterly payments during each year of the Program Term (i.e., on or before April 1, July 1, October 1 and January 1 of each year for use in the next quarter). An initial payment will be made within 15 days of the Effective Date, pro-rated to cover the remainder of such calendar quarter. The last payment for the Research Program shall be pro-rated to the end of the Program Term.

                    (c) If the Research Program is terminated by JT pursuant to Section 2.6, JT shall continue to provide Gene Logic with financial support for the terminated Research Program for the number of Scientific FTEs provided in the then applicable Research Plan as otherwise provided in this
Section 7.2 until the effective date of the termination following the notice period as provided in Section 2.6; provided, however, that unless JT has exercised its option to commence another Research Program in addition to the Research Program to be terminated, such financial support shall be at [***] of the rate otherwise provided in this Section 7.2 and such support shall be discontinued at the earlier of (i) the Effective Date of another Research Program in addition to the terminated Research Program or (ii) the effective date of the termination of the Research Program following the notice period as provided in Section 2.6.

                    (d) Gene Logic shall issue signed invoices in advance for each payment due hereunder.

                                         18.

                          CONFIDENTIAL TREATMENT REQUESTED

               7.3 Gene Target Fees. JT shall pay [***] to Gene Logic for each Gene Target which JT selects for Further Development pursuant to
Section 2.7. The [***] payment shall be made to Gene Logic prior to commencement of Further Development using such Gene Target. Gene Logic shall issue signed invoices in advance for each payment due hereunder.

               7.4  Royalties Payable by JT.

                    (a) JT will pay Gene Logic royalties at the following rates on Net Sales of each Product:

                              (i)  JT shall pay Gene Logic a [***] royalty on
Net Sales of each Therapeutic Product (other than any Therapeutic Product which is discovered or whose utility is discovered through the use of a Gene Logic Assay). JT shall pay Gene Logic a [***] royalty on Net Sales of each Therapeutic Product which is discovered or whose utility is discovered through the use of a Gene Logic Assay.

                              (ii) JT shall pay Gene Logic a [***] royalty on
Net Sales of each Protein Product.

                    (b) Royalties shall be payable on all Net Sales of any Product for the period of time commencing on the date such Product is first sold commercially in any country and ending, on a country-by-country basis, upon the later of (i) [***] from the date of such first commercial sale of such Product in such country, or (ii) the expiration of the last to expire of any Patent Rights covering such Product in such country. JT shall remain responsible for all royalty payments payable to Gene Logic pursuant to this
Section 7 whether JT or its Affiliates or sublicensees generate Net Sales.

               7.5 Currency of Payment. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Gene Logic. All amounts payable by JT to Gene Logic pursuant to this Section 7 shall be non-refundable and non-creditable against any other payments due under this Agreement. Royalties shall be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates involved for the currency of the United States into which the currencies involved are being exchanged shall be the one quoted by The Wall Street Journal (or, if not available, by Citibank (or its successor in interest) in New York, New York) at the close of business on the last business day of the quarterly period in which the royalties were earned to determine any such conversion.

               7.6  Payment and Reporting.  The royalties due under Section
7.4 shall be paid quarterly, within two months after the close of each calendar quarter, or earlier if practicable (i.e., on or before the last day of each of the months of May, August,

                                         19.

                          CONFIDENTIAL TREATMENT REQUESTED

November and February), immediately following each quarterly period in which such royalties are earned. All amounts payable to Gene Logic pursuant to this Agreement shall be made by wire transfer pursuant to the instructions set forth on Schedule 7.6. With each quarterly payment, the payor shall furnish the payee a royalty statement (the "Royalty Statement") setting forth on a country-by-country basis the total number of units of each royalty-bearing Product sold hereunder for the quarterly period for which the royalties are due, gross invoices for such Products, the deductions applied in arriving at Net Sales, and supporting data sufficient to confirm the accuracy of such calculations.

               7.7 Records and Audits. JT shall keep complete and accurate records pertaining to the development and sale or other disposition of Products in sufficient detail to permit Gene Logic to confirm the accuracy of all payments due hereunder for a period consistent with JT's policies in effect from time to time but in any event not less than five years from the date of sale of such Product. Gene Logic shall have the right to cause an independent, certified public accountant reasonably acceptable to JT to audit such records to confirm Net Sales and royalty and other payments for the preceding year. Such audits may be exercised during normal business hours once a year upon at least 30 working days' prior written notice to JT. Gene Logic shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the Net Sales or royalties or other payments due under this Agreement. In such case, JT shall bear the full cost of such audit and Gene Logic shall have the right to audit all prior years not previously audited to the extent that JT keeps such records pursuant to this Section 7.7.

8.             Milestones for Therapeutic Products and Protein Products.

               8.1  Milestones.

                    (a) JT shall pay Gene Logic the following amounts with respect to each Therapeutic Product (other than any Therapeutic Product which is discovered or whose utility is discovered through the use of a Gene Logic Assay, which shall be subject to Section 8.1(b)) and each Protein Product with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

(i)            [***] (subject to the limitations       [***]
               set forth below)

(ii)           [***]                                   [***]

(iii)          [***]                                   [***]

(iv)           [***]                                   [***]

                                         20.

                          CONFIDENTIAL TREATMENT REQUESTED

(v)            [***]                                   [***]

With regard to amounts payable pursuant to Section 8.1(a)(i), JT will not be obligated to pay Gene Logic additional [***] milestone payments for subsequent [***] (A) for molecules directed at the same Gene Target or (B) in additional countries or jurisdictions following the [***] of the [***] with respect to such Product.

                    (b) JT shall pay Gene Logic the following amounts with respect to each Therapeutic Product which is discovered or whose utility is discovered through the use of a Gene Logic Assay with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

(i)           [***]                                           [***]

(ii)          [***]                                           [***]

(iii)         [***]                                           [***]

(iv)          [***]                                           [***]

(v)           [***]                                           [***]

(vi)          [***]                                           [***]

With regard to amounts payable pursuant to Section 8.1(b)(ii), JT will not be obligated to pay Gene Logic additional [***] milestone payments for subsequent [***] (A) for molecules identified using the same Gene Logic Assay or (B) in additional countries or jurisdictions following the [***] of the [***] with respect to such Therapeutic Product.

               8.2  Milestone Payments.  Milestone payments made under this
Section 8 shall be non-refundable and non-creditable against any other payments due under this Agreement. Milestone payments made under this
Section 8 shall fund in substantial part the research costs associated with this Agreement.

               8.3 Taxes. All income taxes and taxes in lieu of income taxes levied on account of the payments made by JT to Gene Logic under this Agreement (including without limitation milestone and royalty payments) shall be paid by Gene Logic for its own account. If provision is made in law or regulation for withholding, such tax shall be deducted from the payments made by JT to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Gene Logic. Each party agrees to

                                         21.

                          CONFIDENTIAL TREATMENT REQUESTED
assist the other party in claiming exemption from or credit for such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

9.             Confidentiality and Security.

                    9.1 Security of Research Databases and Gene Logic Software. The parties agree that the following additional terms and conditions apply to the information and data contained in or derived from the Research Databases that are disclosed and Gene Logic Software that is provided under the provisions of this Agreement:

                    (a) JT may use the Research Databases and Gene Logic Software only for its own internal use in secure work facilities by authorized personnel and shall not make any copies of any Research Database or the Gene Logic Software.

                    (b) JT will be provided with access to the Research Databases and the Gene Logic Software only through a secure, encrypted link to Gene Logic's computer system.

                    (c) JT will promptly notify Gene Logic of any (i) loss, theft or unauthorized disclosure of information or data derived from a Research Database or the Gene Logic Software or (ii) unauthorized access to a Research Database or the Gene Logic Software.

                    (d) Upon termination of the Research Program as provided in Section 2.6, JT shall immediately discontinue use of the Research Databases and the Gene Logic Software and of any information or data derived from a Research Database (except for Gene Targets that are the subject of exclusive rights as set forth in Section 5.3), and JT shall (i) cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system and (ii) promptly deliver to Gene Logic copies of any information and data derived from a Research Database or the Gene Logic Software.

               9.2  Confidentiality.

                    (a) Except as specifically permitted hereunder, each party hereby agrees to hold in confidence and not use on behalf of itself or others all technology, data, samples, technical information, commercialization, clinical and research strategies, know-how and trade secrets provided by the other party (the "Disclosing Party") during the Agreement Term and all data, results and information developed pursuant to the Collaboration and solely owned by the Disclosing Party or jointly owned by the parties (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

                                         22.

                         (i)  information that is or becomes part of the
public domain through no fault of the non-Disclosing Party or its Affiliates;

                         (ii) information that is obtained after the date
hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

                         (iii)     information that is known to the
non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

                         (iv) information that is required to be disclosed to
any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure.

                    (b) The obligations of this Section 9.2 shall survive the expiration or termination of this Agreement.

               9.3 Permitted Disclosures. Confidential Information may be disclosed to employees, agents, consultants or sublicensees of the non-Disclosing Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants and sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants or sublicensees do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such party either (i) upon the written consent of the other party or (ii) if the disclosing party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section 9.

               9.4 Publication. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to the Research Programs, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, prior to any public disclosure of such results, the party proposing disclosure shall send the other party a copy of the information to be disclosed, and shall allow the other party 30 days from the date of receipt in which to determine

                                         23.

whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing party. The party proposing disclosure shall be free to proceed with the disclosure unless prior to the expiration of such 30-day period the non-disclosing party notifies the other party that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the non-disclosing party, and the party proposing publication shall then delay public disclosure of the information for an additional period to be mutually agreed upon to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the parties to determine a mutually acceptable modification to such publication to protect the Confidential Information of the non-disclosing party adequately. The party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.

10.            Representations And Warranties.

               10.1 Legal Authority. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

               10.2 Valid Rights and Licenses. Each party represents and warrants that it has authority to grant the rights and licenses set forth in this Agreement. Gene Logic further represents and warrants to JT that as of the Agreement Date Gene Logic has not received notice of and there are no claims pending or, to the best of its knowledge, threatened that Gene Logic's current Patent Rights covering the Flow-Thru Gene Chip Technology and the Gene Logic Technology infringe, violate or conflict with the patent rights of any Third Party or that such Patent Rights are invalid or unenforceable.

               10.3 No Conflicts. Each party represents and warrants that as of the Agreement Date it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws or other charter documents, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

               10.4 Disclaimer. Except as expressly set forth in this Agreement, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INFORMATION, MATERIALS, SOFTWARE AND OTHER TECHNOLOGY PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK,

                                         24.

OR OTHER RIGHTS OF ANY THIRD PARTY. NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND AS TO THE PATENTABILITY OF ANY DISCOVERY MADE OR TECHNOLOGY DEVELOPED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM UTILIZING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE AS TO THE UTILITY OF ANY INFORMATION, MATERIALS, SOFTWARE OR OTHER TECHNOLOGY PROVIDED HEREUNDER.

11.            Term; termination.

               11.1 Term. The term of this Agreement shall commence upon the Agreement Date and shall expire upon the expiration of all royalty obligations set forth in Section 7.

               11.2 Termination for Breach.

                    (a) Breach by Gene Logic. If Gene Logic breaches a material term of this Agreement at any time, and has not cured such breach within 60 days after written notice thereof from JT, then JT shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate, including JT's commitment to purchase shares of Gene Logic Common Stock pursuant to Section 6.2 (if such commitment has not already been satisfied at the time of termination), except as set forth in Section 13.11 and subject to the following: (i) the rights granted to JT under Section 5 shall remain in full force and effect for so long as JT is not in breach of its obligations to Gene Logic under this Agreement, and (ii) Gene Logic shall return to JT (A) all Confidential Information of JT and (B) all unprocessed Samples supplied by JT, including the physical progeny of Samples supplied by JT, and a copy of data derived from the Samples supplied by JT to the extent practicable; provided that the rights granted to Gene Logic under Section 5.2 shall remain in full force and effect with respect to data derived from the Samples supplied by JT which are not practicably separable.

                    (b) Breach by JT. If JT breaches a material term of this Agreement at any time, and has not cured such breach within 60 days (or within 15 days in the event of a material breach by JT of its obligations to make any payments due) after written notice thereof from Gene Logic, then Gene Logic shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 13.11 and subject to the following: (i) the rights granted to Gene Logic under Section
5.2 shall remain in full force and effect, (ii) the rights granted to JT pursuant to Section 5.1 (including all options to extend such rights) and
Section 5.3 shall terminate, (iii) the Indication #3 Option and the Indication #2 Option granted pursuant to Section 6 shall terminate, and (iv) JT shall return to Gene Logic all Confidential Information of Gene

                                         25.

Logic. In the event of an uncured material breach by JT of its obligations to pay any royalties due and owing with respect to a Product pursuant to
Section 7, if Gene Logic terminates the rights it has granted to JT pursuant to Section 5 in respect of such Product, at Gene Logic's request, JT shall grant to Gene Logic an exclusive (even as to JT) worldwide license (with the right to sublicense) to such Product, to the extent necessary to make, use or sell such Product subject to payment of a royalty, which shall be mutually agreed upon by the parties but shall in no event exceed [***], to JT on Net Sales of such Product, and shall further assign to Gene Logic all Regulatory Approvals (to the extent permitted by law) in such countries; provided that, if a dispute arises between the parties relating to the grounds for termination and/or the applicable royalty rate under this Section 11.2(b) and such dispute is submitted for resolution through arbitration according to the terms set forth in Section 12, this sentence shall not apply.

                    (c) Dispute Relating to Grounds for Termination. If a dispute arises between the parties relating to the grounds for the termination under this Section 11.2, the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within 60 days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution through arbitration, according to the terms set forth in Section 12.

               11.3 Effect of Bankruptcy. If, during the Research Term, either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the Research Term and the entirety of this Agreement may be immediately terminated by the other party. In addition, in the event that Gene Logic files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the parties hereby acknowledge and agree that JT will have right of access to the Research Databases, GENE EXPRESS-TM- and the Gene Logic Software consistent with the terms of this Agreement for purposes of 11 U.S.C. Section 365(n).

               11.4 Remedies. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

12.            Arbitration.

               12.1 Arbitration. Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, excluding

                                         26.

                          CONFIDENTIAL TREATMENT REQUESTED
any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the then existing arbitration rules of the International Chamber of Commerce.

               12.2 Procedure. Upon request by either party, arbitration will be by a Third Party arbitrator mutually agreed upon in writing by Gene Logic and JT within 30 days of such arbitration request. In any such arbitration, Gene Logic and JT shall select an arbitrator with relevant experience in the biopharmaceutical industry. The parties shall be entitled to all discovery in like manner as determined by the arbitrator. Any arbitration shall be held in Geneva, Switzerland unless the parties hereto mutually agree in writing to another place. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

13.            General Provisions.

               13.1 Mutual Indemnification. Each party agrees to defend, indemnify and hold harmless the other party and its Affiliates, employees, agents, officers, directors and permitted from and against any judgments, settlements, damages, awards, costs (including attorneys' fees and costs) and other expenses arising out of any claims, actions or other proceedings by a Third Party (collectively a "Claim") arising out of or resulting from the development, manufacture, use, promotion, marketing, handling, storage or sale of any Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party claiming a right of indemnification under this Section 13.1. In the event either party seeks indemnification under this Section 13.1, it shall inform the other party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the other party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the Claim. The obligations set forth in this Section shall survive the expiration or termination of this Agreement.

               13.2 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except a party may make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the pharmaceutical business of such party, whether in merger, sale of stock, sale of assets or other transaction; provided, however, that in the event of such transaction, no intellectual property rights of any Affiliate or Third Party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns.

                                         27.

               13.3 Non-Waiver. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

               13.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

               13.5 Partial Invalidity. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

               13.6 Notice. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier, (iii) delivered by certified mail, postage prepaid, return receipt requested or (iv) delivered via facsimile, with receipt confirmed, to the party at the address set forth below for such party:

     To JT:                                  To Gene Logic:
     JT Building 2-1, Toranomon 2-chome      10150 Old Columbia Road
     Minato-ku, Tokyo 105  Japan             Columbia, Maryland  21046
     Attn:  Vice President Pharmaceutical    Attn:  President
               Business Development
     Phone:  +81-3-3582-3111                 Phone:  +1-410-309-3100
     Fax:  +81-3-5572-1449                   Fax:  +1-410-309-3111

     with a copy to:                         with a copy to:

     Isomi Suzuki, Esq.                      Frederick T. Muto, Esq.
     Koga & Partners                         Cooley Godward LLP
     22-1-401, Toranomon 3-chome             4365 Executive Drive, Suite 1100
     Minato-ku, Tokyo 105 Japan              San Diego, CA  92121
     Phone:  +81-3-3578-8681                 Phone:  +1-619-550-6000
     Fax:  +81-3-3578-8682                   Fax:  +1-619-453-3555

                                         28.

or to such other address as to which the party has given written notice thereof. Such notices shall be deemed given upon receipt.

               13.7 Headings. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

               13.8 Retained Rights. Gene Logic retains all rights to Biological Therapeutic Products and Diagnostic Products pursuant to Section 4.4(b) or otherwise. Upon the termination of the rights to use a Research Database, GENE EXPRESS-TM- and Gene Logic Software pursuant to Section 5.1 (including any extension thereof), all rights to all Gene Products and related information, excluding any Gene Target being pursued in Further Development by JT, will revert to Gene Logic. JT retains all rights to Therapeutic Products and Protein Products pursuant to Section 4.4(a) or otherwise.

               13.9 No Implied Licenses or Warranties. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants that (i) the Research Program shall achieve any of the research objectives contemplated by them or (ii) any clinical or other studies will be successful.

               13.10 Force Majeure. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts; provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

               13.11     Survival.  Sections 4.1, 4.2, 4.3, 9.2, 10, 11.2
(including the provisions therein that are contemplated to continue following termination) 12, 13.1, 13.4 and 13.11 shall survive the termination or expiration of this Agreement.

               13.12 Entire Agreement. This Agreement, including the exhibits and schedules hereto, together with the Share Purchase Agreement of even date herewith and the exhibits thereto, constitutes the entire understanding between the parties with respect to

                                         29.

the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof, except for the Confidentiality Agreement dated April 23, 1997.

               13.13 Amendments. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

               13.14 Independent Contractors. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

               13.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                         30.

               In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Gene Logic Inc.                              Japan Tobacco Inc.

By:  /s/ Michael J. Brennan                 By:  /s/ Masakazu Kakei
   _______________________________          __________________________________
   Michael J. Brennan, M.D., Ph.D.          Masakazu Kakei
   President and Chief Executive Officer    Executive Director, Pharmaceutical
                                            Business


                      Signature Page to Collaboration Agreement

                                         31.

                                       Exhibit A
                              Definitions of Indications


    The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

     "Indication #1" shall mean [***].

     "Indication #2" shall mean [***].

     "Indication #3" shall mean [***].








                          CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 1.16

                     Flow-Thru Gene Chip Technology Patent Rights

[***]





                           CONFIDENTIAL TREATMENT REQUESTED

                                    Schedule 1.18

                         Gene Logic Technology Patent Rights

READS-TM-

[***]

MuST-TM-

[***]





                           CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 2.1

                         Indication #1 Research Plan Timeline
                                         and
                                Staff Allocation Plan


                                         [***]






                           CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 3.1

                                 RMC Representatives

JT:

Tatsuji Chuman, Ph.D.        Director, Pharmaceutical Frontier Research
                             Laboratories

Atsushi Mizushima, Ph.D.     Deputy General Manager, Biological Research
                             Laboratories

Yasuo Urata                  Research Coordinator

Takayuki Naito, Ph.D.        Group Leader, Genomic, Pharmaceutical Frontier
                             Research Laboratories
or

Hitoshi Sasai, Ph.D.         Group Leader, Model mouse, Pharmaceutical Frontier
                             Research Laboratories


Gene Logic:

Keith O. Elliston, Ph.D.     Senior Vice President and Chief Scientific Officer

Eric M. Eastman, Ph.D.       Vice President, Scientific Operations

Daniel R. Passeri            Vice President, Business Development and
                             Intellectual Property

Greg Lennon                  Vice President, Genomic Research

                                     Schedule 4.8

                                    JT Agreements

                                        [***]






                           CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 7.6

                          Wire Transfer Payment Instructions

     [***]     [***]
     [***]     [***]
               [***]
     [***]     [***]
     [***]     [***]
     [***]     [***]
     [***]     [***]
     [***]     [***]



                           CONFIDENTIAL TREATMENT REQUESTED